Exhibit 99.1

HSBC AUTOMOTIVE TRUST 2005-1
SERIES 2005-1 NOTES

TERM SHEET

Dated June 14, 2005

Subject to Revision

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This term sheet does not contain all of the information that is required to be included in the base prospectus and the prospectus supplement.

Trust

HSBC Automotive Trust 2005-1. This trust is a Delaware statutory trust formed under the laws of the State of Delaware. The address of the trust is in care of U.S. Bank Trust National Association, 300 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801.

Seller

HSBC Auto Receivables Corporation (formerly known as Household Auto Receivables Corporation), a Nevada corporation. The seller has purchased the auto loans from the transferors and will sell them to the trust. The seller will also own interests in the trust. The address and telephone number of the seller are 1111 Town Center Drive, Las Vegas, Nevada 89144, (702) 243-1241.

Servicer

HSBC Finance Corporation (formerly known as Household International, Inc. and successor by merger to Household Finance Corporation), a Delaware corporation. The servicer is responsible for servicing the auto loans and has subcontracted with the subservicer to perform the servicing responsibilities. The servicer was acquired by HSBC Holdings plc (“HSBC”) on March 28, 2003. The address and telephone number of the servicer are 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-5000.

Subservicer

HSBC Auto Finance Inc. (formerly known as Household Automotive Finance Corporation), a Delaware corporation and wholly owned subsidiary of the servicer. The auto loans were purchased by the subservicer from unaffiliated automobile dealers or alliance relationships or originated by HSBC Auto Credit Inc. (formerly known as Household Automotive Credit Corporation), a Delaware corporation and wholly owned subsidiary of the subservicer. The subservicer will service the auto loans in accordance with policies established in consultation with the servicer. The address and telephone number of the subservicer are 5855 Copley Drive, San Diego, California 92111, (858) 492-6200.

Transferors

HSBC Auto Finance Inc. and HSBC Auto Credit Inc..  The address and telephone number of HSBC Auto Credit Inc. are 5855 Copley Drive, San Diego, California 92111, (858) 492-6200.

Owner Trustee

U.S. Bank Trust National Association. The address of the owner trustee is 300 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801.

Indenture Trustee

Wells Fargo Bank, National Association. The address of the indenture trustee is Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479.

Administrator

HSBC Bank USA, National Association. The address of the administrator is 452 Fifth Avenue, New York, New York 10018.

Cut-Off Date

The close of business on June 6, 2005. The trust will receive amounts paid or payable on the auto loans after this date.

Closing Date

On or about June 22, 2005.

The Trust Assets

The trust will pledge property to secure payments on the notes. The pledged assets will include:

•                  a pool consisting primarily of “non-prime” auto loans for new and used automobiles, light duty trucks and vans;

•                  monies paid or payable on the auto loans after the cut-off date for the auto loans;

•                  the security interests in the underlying vehicles;

•                  the loan files;

•                  all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

•                  all rights to proceeds from liquidating auto loans;

•                  the seller’s right against dealers under agreements between the subservicer and the dealers;

•                  the bank accounts opened in connection with this offering;

•                  rights under the transaction documents; and

•                  all proceeds from the items described above.

Auto Loans

•                  On the closing date, the seller will assign a pool of auto loans to the trust. On the closing date, the trust will pledge the auto loans to the indenture trustee as collateral for the notes.

•                  On the cut-off date, the auto loans in the pool had:

•                  An aggregate principal balance of $1,535,203,825.12;

•                  A weighted average interest rate of approximately 13.484%;

•                  A weighted average remaining term, which is the period starting after the cut-off date and including the auto loan’s scheduled maturity, of approximately 55.93 months; and

•                  A weighted average original term of approximately 64.13 months.

•                  The auto loans will consist primarily of “non-prime” retail installment sales contracts that were purchased by the subservicer and “non-prime” loan and security agreements that were originated by the other transferor, in each case secured by new or used automobiles, light duty trucks or vans.  For auto loans purchased from unaffiliated dealers or alliance relationships, the original extension of credit is made by the dealer, and the auto loan is subsequently assigned to the subservicer. The financing programs target consumers with limited or no credit history, modest income or who have experienced prior credit difficulties or have experienced any combination of the above.

•                  As of the cut-off date, approximately 19.73% of the aggregate principal balance of the auto loans were originated directly by an affiliate of the subservicer. These auto loans are originated pursuant to substantially the same underwriting criteria as the indirectly originated auto loans and are expected to perform in a substantially consistent manner as the indirectly originated auto loans.

•                  As of the cut-off date, no auto loan was more than 30 days contractually delinquent.

•                  Each auto loan calls for the obligor to make fixed, level payments that will fully pay the balance of the amount financed by its maturity date.

•                  The trust will pay the notes primarily from payments on the auto loans and amounts recovered when financed vehicles are repossessed and sold, after deducting expenses.

•                  Payments on each auto loan are allocated by the simple interest accrual method.

Description of the Securities

The trust will issue four classes of asset backed notes. The notes are designated as the “Class A-1 Notes”, the “Class A-2 Notes”, the “Class A-3 Notes” and the “Class A-4 Notes”.

The notes will have the following original principal amounts and note interest rates:

Class	Original Principal Amount	Interest Rate
Class A-1 Notes	$333,600,000	—%
Class A-2 Notes	$251,300,000	—%
Class A-3 Notes	$264,800,000	—%
Class A-4 Notes	$148,182,000	—%

Payment Date

The 17th day of each month if the seventeenth is a business day. If the seventeenth is not a business day, the payment date will be the following day that is a business day. The first payment date will be July 18, 2005.

Record Date

The last business day preceding a payment date unless the notes are no longer book-entry notes. If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

Denominations

The trust will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000. One note of each class may be issued in another denomination.

Priority of Distributions

Each month, the trust will distribute to holders of the notes on the record date, the amounts received on the auto loans and any other collections available as assets of the trust as follows:

Interest Distributions

On each payment date, interest that accrued during the interest accrual period is payable at the applicable note interest rate; the interest accrual period runs from and including the prior payment date, or, in the case of the first payment date, from and including the closing date, to and including the day preceding that payment date. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Amounts paid to holders of the notes will be shared by the Class A-1, Class A-2, Class A-3 and Class A-4 noteholders in proportion to the interest due on each class.

Principal Distributions

On each payment date, to the extent of funds available, the trust will pay principal on the notes in an amount equal to the lesser of the decrease in the principal balance of the auto loans between the first and last day of a calendar month (or, in the case of the first payment date, between the cut-off date and the last day of June 2005) and the amount required to achieve the required overcollateralization. In addition, on each payment date, if the amount required to achieve the required overcollateralization is greater than the decrease in the principal balance of the auto loans between the first and last day of a calendar month (or, in the case of the first payment date, between the cut-off date and the last day of June 2005), any available funds remaining after making the required deposit to the reserve account will be paid as principal on the notes to achieve the required overcollateralization. These principal payments will be paid in the following order:

•                  to the Class A-1 Notes until the Class A-1 Notes are paid in full,

•                  to the Class A-2 Notes until the Class A-2 Notes are paid in full,

•                  to the Class A-3 Notes until the Class A-3 Notes are paid in full, and

•                  to the Class A-4 Notes until the Class A-4 Notes are paid in full.

Servicing Fees

On each payment date the trust will pay, to the extent of funds available, so long as HSBC Finance Corporation is acting as the servicer, after paying amounts due to noteholders and making deposits to the reserve account necessary to achieve the targeted reserve account balance, a servicing fee equal to the product of (a) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days between the cut-off date and the last day of June 2005 over 360), (b) 2.25% and (c) the aggregate principal balance of the auto loans as of the first day of the month immediately preceding such payment date (or, in the case of the first payment date, as of the cut-off date). If HSBC Finance Corporation is no longer the servicer, fees due to the servicer will be paid prior to amounts due to noteholders and deposits to the reserve account necessary to achieve the targeted reserve account balance.

Overcollateralization

The overcollateralization amount is the amount by which the aggregate principal balance of the auto loans exceeds the outstanding principal balance of the notes. The overcollateralization amount will be available to absorb any losses that noteholders would otherwise incur. As of the closing date, the overcollateralization will be equal to $537,321,825.12, which is approximately 35% of the aggregate principal balance as of the cut-off date.

Excess interest and principal collected on the auto loans that is not required to be deposited into the reserve account to achieve the targeted reserve account balance will be distributed in reduction of the principal amount of the notes until the overcollateralization amount on any payment date equals 45% of the aggregate principal balance of the auto loans at the end of the last day of the calendar month preceding the payment date.

Reserve Account

The administrator will hold a reserve account for the benefit of the noteholders. An initial deposit equal to $15,352,038.25, which is approximately 1% of the aggregate principal balance as of the cut-off date, will be placed in the reserve account on the closing date. On each payment date, any collections remaining after paying interest and certain principal payments on the notes and certain other fees and expenses will be deposited into the reserve account until the amount on deposit in the reserve account equals the targeted reserve account balance.

The targeted reserve account balance is the lesser of:

(i)                                     the greater of:

(a)                                  3% of the aggregate principal balance of the auto loans at the end of the last day of the calendar month preceding the current payment date, and

(b)                                 $30,704,076.50, which is approximately 2% of the aggregate principal balance of the auto loans on the cut-off date, and

(ii)                                  the outstanding principal amount of the notes.

On each payment date, if amounts received under the auto loans and any other collections available as assets of the trust are not sufficient to pay certain fees and expenses, certain amounts due to the noteholders, and, if HSBC Finance Corporation is no longer the servicer, fees due to the servicer, funds in the reserve account will be used to pay shortfalls.

Optional Substitution

The servicer and the subservicer will have the right to substitute up to 2% of the aggregate principal balance of the auto loans as of the cut-off date, subject to required eligibility criteria.

Optional Redemption

On any payment date when the aggregate principal balance of the auto loans is less than or equal to 10% of the aggregate principal balance of the auto loans as of the cut-off date, the servicer or the subservicer may purchase the auto loans from the trust. This will redeem the notes. If redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

Final Scheduled Payment Dates

If the notes have not already been paid in full, the trust will pay the outstanding principal amount of the notes in full on the following payment dates:

Class A-l Notes	July 17, 2006
Class A-2 Notes	September 17, 2008
Class A-3 Notes	February 17, 2010
Class A-4 Notes	June 18, 2012

Final payment on the notes will probably be earlier than the final scheduled payment dates stated above for each class of notes.

No Listing

The notes will not be listed on any securities exchange.

Material Federal Income Tax Consequences

For federal income tax purposes:

•                  Dewey Ballantine LLP, tax counsel to the trust, is of the opinion that (i) the notes will be characterized as indebtedness, and (ii) the trust will not be characterized as an association or publicly traded partnership, taxable as a corporation.  By your acceptance of a note, you agree to treat the notes as indebtedness.

•                  Interest on the notes will be taxable as ordinary income:

•                  when received by a holder using the cash method of accounting, and

•                  when accrued by a holder using the accrual method of accounting.

•                  Dewey Ballantine LLP has prepared the discussion under “Material Federal Income Tax Consequences” in both the prospectus supplement and the prospectus and is of the opinion that the statements therein, as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in the prospectus supplement, pension, profit-sharing and other employee benefit plans may wish to purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Ratings

The trust will not issue the notes unless they have been assigned the ratings stated below.

Class	Standard & Poor’s	Moody’s	Fitch
A-l	A-1+	P-l	F1+
A-2	AAA	Aaa	AAA
A-3	AAA	Aaa	AAA
A-4	AAA	Aaa	AAA

The ratings may be lowered, qualified or withdrawn by the rating agencies at any time.

We refer you to “Ratings” in the prospectus for more information regarding the ratings assigned to the notes.

Composition of the Auto Loans

Presented below is a description of the material characteristics of the auto loans as of the cut-off date. In the following tables, due to rounding adjustments, the sum of the percentages listed for the number of auto loans and principal balance may not equal 100%.

Aggregate principal balance	$1,535,203,825.12
Number of auto loans	98,734
Average principal balance(1)	$15,548.89
Range of principal balances	$3,013.12 to $39,563.66
Average original principal balance(2)	$17,302.72
Range of original principal balances	$4,000.25 to $40,000.00
Weighted average APR(3)	13.484%
Range of original APRs	6.50% to 24.95%
Weighted average original term(3)	64.13 months
Range of original terms	24 months to 72 months
Weighted average remaining term(3)	55.93 months
Range of remaining terms	6 months to 72 months
Number of auto loans more than 30 days delinquent	None

(1)                                  Aggregate principal balance divided by total number of auto loans.

(2)                                  Aggregate original principal balance divided by total number of auto loans.

(3)                                  Weighted by the principal balance of each auto loan as of the cut-off date.

Composition of the Auto Loans by Principal Balance
(as of the cut-off date)

Principal Balance	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance
$ 3,000.01 to $ 4,000.00	229	0.23%	$812,750.99	0.05%
$ 4 000.01 to $ 5,000.00	608	0.62	2,784,349.44	0.18
$ 5 000.01 to $ 6,000.00	1,361	1.38	7,571,024.59	0.49
$ 6,000.01 to $ 7,000.00	2,494	2.53	16,326,797.53	1.06
$ 7 000.01 to $ 8,000.00	3,836	3.89	28,883,122.54	1.88
$ 8 000.01 to $ 9,000.00	5,010	5.07	42,672,343.13	2.78
$ 9,000.01 to $10,000.00	5,902	5.98	56,133,642.23	3.66
$10,000.01 to $11,000.00	6,627	6.71	69,647,788.56	4.54
$11,000.01 to $12,000.00	6,816	6.90	78,357,022.78	5.10
$12,000.01 to $13,000.00	6,754	6.84	84,429,472.80	5.50
$13,000.01 to $14,000.00	6,325	6.41	85,354,128.31	5.56
$14,000.01 to $15,000.00	6,006	6.08	87,078,704.11	5.67
$15,000.01 to $16,000.00	5,659	5.73	87,723,749.43	5.71
$16,000.01 to $17,000.00	5,347	5.42	88,218,946.65	5.75
$17,000.01 to $18,000.00	5,281	5.35	92,371,405.17	6.02
$18,000.01 to $19,000.00	4,558	4.62	84,243,479.35	5.49
$19,000.01 to $20,000.00	3,968	4.02	77,342,935 57	5.04
$20,000.01 to $21,000.00	3,399	3.44	69,652,451.50	4.54
$21,000.01 to $22,000.00	3,110	3.15	66,834,013.48	4.35
$22,000.01 to $23,000.00	2,652	2.69	59,621,684.22	3.88
$23,000.01 to $24,000.00	2,248	2.28	52,790,540.28	3.44
$24,000.01 to $25,000.00	1,970	2.00	48,212,481.98	3.14
$25,000.01 to $26,000.00	1,572	1.59	40,062,605.36	2.61
$26,000.01 to $27,000.00	1,381	1.40	36,578,796.66	2.38
$27,000.01 to $28,000.00	1,123	1.14	30,878,786.34	2.01
$28,000.01 to $29,000.00	970	0.98	27,631,609.00	1.80
$29,000.01 to $30,000.00	764	0.77	22,531,144.02	1.47
$30,000.01 to $31,000.00	650	0.66	19,820,242.22	1.29
$31,000.01 to $32,000.00	585	0.59	18,407,975.78	1.20
$32,000.01 to $33,000.00	503	0.51	16,344,542.98	1.06
$33,000.01 to $34,000.00	336	0.34	11,256,427.37	0.73
$34,000.01 to $35,000.00	255	0.26	8,793,513.80	0.57
$35,000.01 to $36,000.00	188	0.19	6,667,723.14	0.43
$36,000.01 to $37,000.00	137	0.14	4,996,503.19	0.33
$37,000.01 to $38,000.00	68	0.07	2,551,573.57	0.17
$38,000.01 to $39,000.00	36	0.04	1,384,233.57	0.09
$39,000.01 to $40,000.00	6	0.01	235,313.48	0.02
Total	98,734	100.00%	$1,535,203,825.12	100.00%

Composition of the Auto Loans by APR
(as of the cut-off date)

APR Range	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

6.50% to 6.99%	510	0.52%	$8,662,724.63	0.56%
7.00% to 7.49%	558	0.57	9,352,518.40	0.61
7.50% to 7.99%	1,540	1.56	26,731,012.37	1.74
8.00% to 8.49%	2,342	2.37	38,034,993.65	2.48
8.50% to 8.99%	3,537	3.58	58,486,764.28	3.81
9.00% to 9.49%	4,341	4.40	66,948,242.08	4.36
9.50% to 9.99%	5,772	5.85	89,616,484.84	5.84
10.00% to 10.49%	5,028	5.09	77,267,692.40	5.03
10.50% to 10.99%	4,347	4.40	71,014,050.13	4.63
11.00% to 11.49%	3,224	3.27	53,980,052.59	3.52
11.50% to 11.99%	4,284	4.34	71,469,427.15	4.66
12.00% to 12.49%	3,862	3.91	64,808,721.18	4.22
12.50% to 12.99%	4,908	4.97	83,842,753.43	5.46
13.00% to 13.49%	3,809	3.86	64,360,192.52	4.19
13.50% to 13.99%	4,938	5.00	81,407,302.03	5.30
14.00% to 14.49%	3,983	4.03	65,340,876.88	4.26
14.50% to 14.99%	5,087	5.15	81,947,195.98	5.34
15.00% to 15.49%	4,007	4.06	63,731,323.32	4.15
15.50% to 15.99%	4,533	4.59	71,098,575.90	4.63
16.00% to 16.49%	3,679	3.73	55,719,537.09	3.63
16.50% to 16.99%	4,248	4.30	64,421,997.49	4.20
17.00% to 17.49%	3,138	3.18	45,452,097.79	2.96
17.50% to 17.99%	4,316	4.37	60,749,137.06	3.96
18.00% to 18.49%	3,614	3.66	48,712,771.09	3.17
18.50% to 18.99%	2,474	2.51	32,060,925.10	2.09
19.00% to 19.49%	1,585	1.61	20,006,473.30	1.30
19.50% to 19.99%	1,525	1.54	18,686,444.11	1.22
20.00% to 20.49%	926	0.94	11,231,823.57	0.73
20.50% to 20.99%	846	0.86	9,928,823.97	0.65
21.00% to 21.49%	649	0.66	7,511,909.00	0.49
21.50% to 21.99%	414	0.42	4,777,294.26	0.31
22.00% to 22.49%	222	0.22	2,576,150.97	0.17
22.50% to 22.99%	205	0.21	2,280,825.02	0.15
23.00% to 23.49%	91	0.09	966,589.56	0.06
23.50% to 23.99%	94	0.10	964,860.26	0.06
24.00% to 24.49%	47	0.05	511,566.61	0.03
24.50% to 24.99%	51	0.05	543,695.11	0.04
Total	98,734	100.00%	$1,535,203,825.12	100.00%

Composition of the Auto Loans by State of Residence
(as of the cut-off date)

Location of Mailing Address of Borrower	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

Alabama	2,270	2.30%	$36,518,677.60	2.38%
Alaska	20	0.02	360,676.36	0.02
Arizona	4,245	4.30	72,293,416.03	4.71
Arkansas	321	0.33	5,449,718.65	0.35
California	11,201	11.34	187,786,944.17	12.23
Colorado	1,504	1.52	22,866,339.82	1.49
Connecticut	887	0.90	12,529,540.69	0.82
Delaware	124	0.13	1,889,689.36	0.12
District of Columbia	94	0.10	1,445,666.55	0.09
Florida	7,123	7.21	109,615,251.81	7.14
Georgia	4,248	4.30	67,482,480.64	4.40
Hawaii	125	0.13	2,016,554.19	0.13
Idaho	268	0.27	3,755,686.31	0.24
Illinois	2,888	2.93	45,768,423.82	2.98
Indiana	2,023	2.05	29,618,591.96	1.93
Iowa	516	0.52	7,039,520.04	0.46
Kansas	775	0.78	11,570,337.80	0.75
Kentucky	1,849	1.87	27,262,560.81	1.78
Louisiana	60	0.06	965,228.68	0.06
Massachusetts	660	0.67	9,398,478.85	0.61
Michigan	1,546	1.57	22,078,591.21	1.44
Minnesota	649	0.66	9,080,268.77	0.59
Mississippi	77	0.08	1,227,445.06	0.08
Missouri	2,211	2.24	32,811,016.28	2.14
Montana	273	0.28	4,029,363.83	0.26
Nebraska	348	0.35	4,723,118.86	0.31
Nevada	1,767	1.79	28,456,855.67	1.85
New Hampshire	178	0.18	2,544,378.08	0.17
New Jersey	2,598	2.63	39,109,386.98	2.55
New Mexico	1,590	1.61	25,522,586.00	1.66
New York	3,317	3.36	45,930,983.44	2.99
North Carolina	3,493	3.54	53,681,364.29	3.50
North Dakota	105	0.11	1,376,984.80	0.09
Ohio	4,377	4.43	62,011,721.80	4.04
Oklahoma	2,803	2.84	42,435,878.79	2.76
Oregon	754	0.76	11,190,404.86	0.73
Pennsylvania	2,970	3.01	42,379,238.74	2.76
Rhode lsland	120	0.12	1,848,983.17	0.12
South Carolina	1,527	1.55	23,277,840.06	1.52
South Dakota	175	0.18	2,551,870.05	0.17
Tennessee	2,875	2.91	43,991,695.49	2.87
Texas	16,866	17.08	274,020,020.59	17.85
Utah	954	0.97	14,810,392.89	0.96
Vermont	70	0.07	968,797.59	0.06
Virginia	2,804	2.84	43,624,748.43	2.84
Washington	1,402	1.42	21,128,009.82	1.38
West Virginia	844	0.85	11,874,307.25	0.77
Wisconsin	644	0.65	9,531,724.01	0.62
Wyoming	196	0.20	3,352,064.17	0.22
Total	98,734	100.00%	$1,535,203,825.12	100.00%

Composition of the Auto Loans by Remaining Term
(as of the cut-off date)

Remaining Term Range (in months)	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

6 to 11	51	0.05%	$194,897.64	0.01%
12 to 17	367	0.37	1,874,166.43	0.12
18 to 23	699	0.71	4,760,793.25	0.31
24 to 29	2,112	2.14	16,875,347.50	1.10
30 to 35	2,581	2.61	24,800,031.61	1.62
36 to 41	7,535	7.63	80,413,459.66	5.24
42 to 47	10,249	10.38	124,247,723.23	8.09
48 to 53	27,936	28.29	377,128,032.10	24.57
54 to 59	18,360	18.60	290,024,890.32	18.89
60 to 65	15 785	15.99	327,571,398.20	21.34
66 to 71	13,017	13.18	286,435,062.32	18.66
72	42	0.04	878,022.86	0.06
Total	98,734	100.00%	$1,535,203,825.12	100.00%

Composition of the Auto Loans by Type of Financed Vehicle
(as of the cut-off date)

Type of Financing	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

Used	78,312	79.32%	$1,115,071,743.12	72.63%
New	20,422	20.68	420,132,082.00	27.37
Total	98,734	100.00%	$1,535,203,825.12	100.00%

Yield and Prepayment Considerations

All the auto loans are prepayable at any time. If prepayments are received on the auto loans, the actual weighted average life of the auto loans may be shorter than the scheduled weighted average life, since the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments occur. For this purpose, the term prepayments also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the weighted average amount of time during which each dollar of principal of an auto loan is outstanding.

The rate of prepayments on the auto loans may be influenced by a variety of economic, social, and other factors, including the fact that an obligor may not sell or transfer a financed vehicle without the consent of the subservicer and the extent to which the subservicer is required to repurchase auto loans as a result of extensions of the maturity dates thereof in accordance with its account management policies. In addition, the seller and the subservicer are obligated to purchase auto loans as a result of breaches of representations and/or covenants. The subservicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the auto loans.

If a note is purchased at a premium, and the actual rate of prepayments exceeds the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity of the note will be less than the yield anticipated at the time of purchase. If a note is purchased at a discount, and the actual rate of prepayments is less than the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase. Any reinvestment risk, which is the risk that a noteholder will not be able to reinvest amounts received in payment on the notes at interest rates that are greater than or equal to the note rate, resulting from a faster or slower incidence of prepayment of auto loans, will be borne by the noteholders.

The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the auto loans. As a result, final payment of each class of notes could occur significantly earlier than the final scheduled payment date for the class.

Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this term sheet, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

The table captioned “Percent of Initial Note Principal Balance at Various ABS Percentages”, also called the ABS Table, has been prepared on the basis of the following assumptions:

•                  the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•                  each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

•                  the initial principal amount of each class of notes are as stated on the third page of this term sheet;

•                  interest accrues during each interest period at the following assumed coupon rates: Class A-1 Notes, 3.45005%;
Class A-2 Notes, 3.90%; Class A-3 Notes, 4.13%; and Class A-4 Notes, 4.27%;

•                  payments on the notes are made on the 17th day of each month whether or not such date is a business day;

•                  the notes are purchased on an assumed closing date of June 22, 2005;

•                  the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the principal balance of the auto loans by its indicated remaining term to maturity; and

•                  the servicer or the subservicer exercises its optional redemption at the earliest payment date possible.

The ABS Table also assumes that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate principal balance, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Next Payment Date	Aggregate Principal Balance	APR	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)

1	June 2005	$4,134,753.71	10.733%	34	20
2	June 2005	$27,089,072.70	11.892%	43	31
3	June 2005	$138,607,912.42	12.853%	56	43
4	June 2005	$483,609,534.77	13.959%	61	54
5	June 2005	$453,583,302.63	13.572%	72	67
6	July 2005	$3,272,416.77	10.703%	36	20
7	July 2005	$16,892,058.86	11.567%	46	32
8	July 2005	$77,066,078.56	12.788%	57	44
9	July 2005	$181,509,837.13	13.424%	62	54
10	July 2005	$149,438,857.57	13.345%	72	65

The ABS Table indicates, based on the assumptions described above, the percentages of the initial principal amount of each class of notes that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the notes. The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS. Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Note Principal Balance
at Various ABS Percentages(1)

	Class A-1 Notes					Class A-2 Notes				Class A-3 Notes					Class A-4 Notes
Payment Date	0.5%	1.0%	1.7%		2.5%	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%		2.5%	0.5%	1.0%	1.7%	2.5%

Closing Date	100	100	100		100	100	100	100	100	100	100	100		100	100	100	100	100
July, 2005	94	92	89		86	100	100	100	100	100	100	100		100	100	100	100	100
August, 2005	85	81	74		66	100	100	100	100	100	100	100		100	100	100	100	100
September, 2005	74	67	57		42	100	100	100	100	100	100	100		100	100	100	100	100
October, 2005	62	52	38		19	100	100	100	100	100	100	100		100	100	100	100	100
November, 2005	49	38	20		3	100	100	100	100	100	100	100		100	100	100	100	100
December, 2005	37	23	8		0	100	100	100	90	100	100	100		100	100	100	100	100
January, 2006	24	14		*	0	100	100	100	77	100	100	100		100	100	100	100	100
February, 2006	18	8	0		0	100	100	90	64	100	100	100		100	100	100	100	100
March, 2006	13	2	0		0	100	100	81	51	100	100	100		100	100	100	100	100
April, 2006	8	0	0		0	100	95	71	39	100	100	100		100	100	100	100	100
May, 2006	4	0	0		0	100	88	61	26	100	100	100		100	100	100	100	100
June, 2006	0	0	0		0	99	80	52	14	100	100	100		100	100	100	100	100
July, 2006	0	0	0		0	92	73	42	3	100	100	100		100	100	100	100	100
August, 2006	0	0	0		0	86	65	33	0	100	100	100		92	100	100	100	100
September, 2006	0	0	0		0	80	58	24	0	100	100	100		81	100	100	100	100
October, 2006	0	0	0		0	74	51	15	0	100	100	100		71	100	100	100	100
November, 2006	0	0	0		0	67	44	7	0	100	100	100		61	100	100	100	100
December, 2006	0	0	0		0	61	37	0	0	100	100	98		51	100	100	100	100
January, 2007	0	0	0		0	55	29	0	0	100	100	91		42	100	100	100	100
February, 2007	0	0	0		0	49	23	0	0	100	100	83		33	100	100	100	100
March, 2007	0	0	0		0	43	16	0	0	100	100	75		24	100	100	100	100
April, 2007	0	0	0		0	36	9	0	0	100	100	68		16	100	100	100	100
May, 2007	0	0	0		0	30	2	0	0	100	100	61		7	100	100	100	100
June, 2007	0	0	0		0	24	0	0	0	100	96	54		0	100	100	100	99
July, 2007	0	0	0		0	18	0	0	0	100	90	47		0	100	100	100	86
August, 2007	0	0	0		0	12	0	0	0	100	84	41		0	100	100	100	73
September, 2007	0	0	0		0	6	0	0	0	100	77	34		0	100	100	100	61
October, 2007	0	0	0		0	0	0	0	0	100	71	28		0	100	100	100	0
November, 2007	0	0	0		0	0	0	0	0	94	66	22		0	100	100	100	0
December, 2007	0	0	0		0	0	0	0	0	88	60	16		0	100	100	100	0
January, 2008	0	0	0		0	0	0	0	0	82	54	11		0	100	100	100	0
February, 2008	0	0	0		0	0	0	0	0	77	49	6		0	100	100	100	0
March, 2008	0	0	0		0	0	0	0	0	71	43		*	0	100	100	100	0
April, 2008	0	0	0		0	0	0	0	0	66	38	0		0	100	100	92	0
May, 2008	0	0	0		0	0	0	0	0	60	33	0		0	100	100	84	0
June, 2008	0	0	0		0	0	0	0	0	55	28	0		0	100	100	76	0
July, 2008	0	0	0		0	0	0	0	0	49	23	0		0	100	100	68	0
August, 2008	0	0	0		0	0	0	0	0	44	18	0		0	100	100	61	0
September, 2008	0	0	0		0	0	0	0	0	38	13	0		0	100	100	0	0
October, 2008	0	0	0		0	0	0	0	0	33	8	0		0	100	100	0	0
November, 2008	0	0	0		0	0	0	0	0	27	4	0		0	100	100	0	0
December, 2008	0	0	0		0	0	0	0	0	22	0	0		0	100	98	0	0
January, 2009	0	0	0		0	0	0	0	0	16	0	0		0	100	90	0	0
February, 2009	0	0	0		0	0	0	0	0	12	0	0		0	100	83	0	0
March, 2009	0	0	0		0	0	0	0	0	7	0	0		0	100	76	0	0
April, 2009	0	0	0		0	0	0	0	0	3	0	0		0	100	70	0	0
May, 2009	0	0	0		0	0	0	0	0	0	0	0		0	97	64	0	0
June, 2009	0	0	0		0	0	0	0	0	0	0	0		0	89	58	0	0
July, 2009	0	0	0		0	0	0	0	0	0	0	0		0	81	0	0	0
August, 2009	0	0	0		0	0	0	0	0	0	0	0		0	73	0	0	0
September, 2009	0	0	0		0	0	0	0	0	0	0	0		0	65	0	0	0
October, 2009	0	0	0		0	0	0	0	0	0	0	0		0	58	0	0	0
November, 2009	0	0	0		0	0	0	0	0	0	0	0		0	0	0	0	0
Weighted Average Life in Years (2)	0.46	0.38	0.31		0.25	1.68	1.38	1.05	0.79	3.10	2.70	2.10		1.55	4.29	3.94	3.14	2.25

(1)          The percentages in this table have been rounded to nearest whole number.

(2)          The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the notes of that class.

*                 Indicates a number that is greater than 0 but less than 0.5%.

Delinquency and Loss Information of the Subservicer

The information presented below summarizes the delinquency and loss experience for the subservicer’s portfolio of auto loans for new and used automobiles, light duty trucks and vans originated or acquired under its finance programs. The subservicer determines the delinquency status of an auto loan on the basis of contractual delinquency, which is a method of determining delinquency status based on the status of payments under the auto loan. Payments made by an obligor must equal or exceed 90% of the scheduled payment due for an auto loan to be considered contractually current. The delinquency status of an auto loan may be affected by the subservicer’s account management policies and practices for the collection of auto loans, as described below. Under these policies and practices, the subservicer may treat an auto loan as contractually current based upon indicia or criteria that, in its judgment, evidence a probability of continued payment. These policies and practices are designed to maintain and improve customer relationships, maximize collections and avoid repossession if reasonably possible.

The subservicer’s primary account management practice that resets the delinquency status of an auto loan to contractually current is referred to as an extension. An extension changes the maturity date on the auto loan by the number of the obligor’s payments that are delinquent. If the auto loan subsequently experiences payment defaults, it will again become contractually delinquent.

The fact that extension criteria may be met for a particular auto loan does not require the subservicer to extend that auto loan, and the extent to which the subservicer extends auto loans that are eligible under the criteria will vary depending upon its view of prevailing economic conditions and other factors that may change from time to time. The subservicer uses extensions in an effort to maximize collections and to maintain and improve customer relationships and avoid repossession when it is reasonable to do so. Accordingly, the application of this practice is subject to complexities, variations and changes from time to time. These policies and practices are continually under review and assessment to assure that they meet the goals outlined above and, consequently, the subservicer will modify or permit exceptions to these general policies and practices from time to time. In addition, exceptions to these policies and practices may be made in specific situations in response to legal or regulatory agreements or orders.

In the third quarter of 2003, the subservicer, in cooperation with the servicer, implemented certain changes to its account management policies and practices that are generally effective for auto loans originated after January 1, 2003. The policies and practices that are generally effective for auto loans originated after January 1, 2003 are:

•                                          auto loans may generally be extended upon receipt of two qualifying payments within the 60 days preceding the extension;

•                                          auto loans will be limited to four extensions in a rolling 60 month period;

•                                          auto loans may not be extended by more than three months at a time or by more than a total of six months over the life of the auto loan;

•                                          auto loans will be limited to one extension every six months;

•                                          auto loans will generally not be eligible for extension until six months after acquisition;

•                                          auto loans whose obligors have filed for Chapter 7 bankruptcy protection may be extended upon receipt of a signed reaffirmation agreement; and

•                                          auto loans whose obligors are subject to a Chapter 13 bankruptcy plan may be extended upon filing of the plan with a bankruptcy court.

Auto loans originated prior to January 1, 2003 are generally subject to account management policies and practices that differ from those summarized above. The policies and practices that are generally effective for those auto loans are summarized below:

•                                          auto loans may be extended upon receipt of one qualifying payment within the 60 days preceding the extension;

•                                          auto loans may be extended no more than three months at a time and by no more than three months in any 12 month period;

•                                          auto loans may not be extended by more than a total of six months over the life of the auto loan;

•                                          auto loans whose obligors have filed for Chapter 7 bankruptcy protection may be extended upon receipt of a signed reaffirmation agreement; and

•                                          auto loans whose obligors are subject to a Chapter 13 bankruptcy plan may be extended upon filing of the plan with a bankruptcy court.

The following table summarizes approximate extension statistics for the subservicer’s portfolio of auto loans for new and used automobiles, light duty trucks and vans as of March 31, 2005 and December 31, 2004, 2003, 2002 and 2001. Extension statistics are compiled using certain assumptions and estimates and the servicer continues to enhance its ability to capture extension data. When comparing extension statistics from different periods, the fact that the servicer’s extension policies and practices have changed over time, that exceptions are made to those policies and practices and that the servicer’s data capture methodologies will be enhanced over time should be taken into account. The information in the following table excludes experience for retail installment sales contracts and loan and security agreements purchased from or serviced for certain alliance relationships, those originated in HSBC Finance Corporation’s “HFC” and “Beneficial” consumer lending branch network and those serviced for an affiliate, HSBC Bank (USA), National Association, which are not deemed to be representative of the auto loans otherwise serviced by the subservicer. The auto loan pool does not include any auto loans purchased from or serviced for such alliance relationships, any auto loans originated in HSBC Finance Corporation’s “HFC” and “Beneficial” consumer lending branch network or any auto loans serviced for HSBC Bank (USA), National Association.

	At March 31,		At December 31,
	2005		2004		2003		2002		2001
	(Dollars in thousands)
Never extended	$8,155,722	84.2%	$8,192,405	84.4%	$6,941,060	84.3%	$6,198,160	83.3%	$5,435,212	85.0%
Extended:
Extended in last 6 months	810,583	8.4%	881,241	9.1%	601,064	7.3%	587,821	7.9%	511,549	8.0%
Extended in last 7-12 months	418,614	4.3%	314,517	3.2%	312,883	3.8%	319,953	4.3%	281,352	4.4%
Previously extended beyond 12 months	299,615	3.1%	321,781	3.3%	378,753	4.6%	334,834	4.5%	166,254	2.6%

Total ever extended	$1,528,812	15.8%	$1,517,539	15.6%	$1,292,700	15.7%	$1,242,608	16.7%	$959,155	15.0%
Total	$9,684,534	100.0%	$9,709,944	100.0%	$8,233,760	100.0%	$7,440,768	100.0%	$6,394,367	100.0%

In addition to extensions, the subservicer uses modifications to manage customer relationships, maximize collections and avoid repossession if reasonably possible. Under this account management technique, an auto loan is treated as contractually current. This tool is typically used on a more limited basis than extensions. Modifications are typically used in transitional situations, usually involving obligor hardship or temporary setbacks that are expected to affect the obligor’s ability to pay the contractually specified amount for some period of time. In a modification, the subservicer agrees to assist the obligor in meeting the obligor’s monthly payment obligation by modifying the terms of the auto loan, typically by changing the interest rate and extending the maturity date on the auto loan.

The use of extensions and modifications as account management tools is under continual review and assessment to determine if it achieves the goals described above. When the subservicer uses one of these account management tools, it generally treats the auto loan as being contractually current and will not reflect the auto loan as a delinquent account in its delinquency statistics if the obligor immediately begins payments under the agreed terms. In the case of modification, if the obligor does not adhere to the agreed terms, collection action is resumed.

The information presented below has not been adjusted to eliminate the effect of changes to the subservicer’s underwriting and credit standards, account management policies and practices or charge-off policies during the periods shown. The subservicer continuously reviews these policies and practices in light of portfolio performance, competitive conditions and the overall economic environment. As a result, these policies and practices have been adjusted over time to improve portfolio performance. Management believes that these changes in the ordinary course of business have not materially impacted the presentation of historical delinquency and loss experience presented below.

Currently, the principal balance of an auto loan in excess of the estimated net realizable value (or actual realized value in the case of a sold vehicle) is charged off by the subservicer no later than the end of the month in which the earliest of the following occurs: (l)when an auto loan becomes 150 days delinquent (210 days for a bankruptcy), (2) 90 days after the financed vehicle has been repossessed if it remains unsold and (3) when the repossessed financed vehicle is sold.

If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of auto loans serviced for each period would be higher than those shown. The tables below present data for auto loans purchased or originated by the subservicer and its affiliates. Following the merger in which HSBC Finance Corporation acquired ACC Consumer Finance Corporation, the subservicer assumed management and servicing responsibilities for a portfolio of auto loans purchased or acquired by another HSBC Finance Corporation subsidiary. The auto loans held by this entity are included in the auto loans and the performance results presented in the following tables only for the periods ended March 31, 2005 and December 31, 2004, 2003, 2002 and 2001. The information in the following table excludes experience for retail installment sales contracts and loan and security agreements purchased from or serviced for certain alliance relationships, those originated in HSBC Finance Corporation’s “HFC” and “Beneficial” consumer lending branch network and those serviced for an affiliate, HSBC Bank (USA), National Association, which are not deemed to be representative of the auto loans otherwise serviced by the subservicer. The auto loan pool does not include any auto loans purchased from or serviced for such alliance relationships, any auto loans originated in HSBC Finance Corporation’s “HFC” and “Beneficial” consumer lending branch network or any auto loans serviced for HSBC Bank (USA), National Association.

Historical Delinquency
(Dollar Amounts in Thousands)

	At March 31,		At December 31,
	2005		2004		2003		2002		2001		2000
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal outstanding	9,684,534	100.00%	9,709,944	100.00%	8,233,760	100.00%	7,440,768	100.00%	6,394,367	100.00%	4,511,967	100.00%
Delinquencies (1)
1 month	398,051	4.11%	519,805	5.35%	565,656	6.87%	544,313	7.32%	396,626	6.20%	296,082	6.56%
2 months (2)	133,620	1.38%	176,947	1.82%	191,701	2.33%	173,140	2.32%	120,507	1.89%	62,357	1.38%
3 months and over (2)	89,968	0.93%	117,439	1.21%	137,563	1.67%	98,768	1.33%	81,311	1.27%	51,993	1.15%
Subtotal	621,639	6.42%	814,191	8.38%	894,920	10.87%	816,221	10.97%	598,444	9.36%	410,432	9.10%
Repossessions on hand (3)	69,071	0.71%	118,253	1.22%	114,323	1.39%	96,754	1.30%	92,727	1.45%	60,687	1.35%
Total delinquencies and repossessions on hand	690,710	7.13%	932,444	9.60%	1,009,243	12.26%	912,975	12.27%	691,171	10.81%	471,119	10.44%

(1)          Determined on the basis of contractual delinquency.

(2)          The aggregate principal balance of auto loans that are at least 2 months contractually delinquent and the obligors on which are in bankruptcy represents no greater than 1% of the aggregate principal balance of outstanding auto loans for each period presented.

(3)          Represent the principal balance of the auto loans for which the underlying vehicle has been repossessed and is more than one month contractually delinquent, but has not been charged off.

Historical Net Charge-off Experience
(Dollar Amounts in Thousands)

	As of the Three Months Ended March 31,		As of the Year Ended December 31,
	2005		2004	2003	2002	2001	2000

Principal outstanding	$9,684,534		$9,709,944	$8,233,760	$7,440,768	$6,394,367	$4,511,967
Average principal amount outstanding	$9,694,195		$8,935,396	$7,407,004	$6,940,463	$5,322,506	$3,842,534
Number of contracts outstanding	709,296		708,500	636,836	578,437	483,883	339,025
Average number of contracts outstanding	708,779		636,767	587,938	533,415	404,888	291,510
Number of repossessions	10,905		50,278	50,518	44,212	33,642	24,843
Number of repossessions as a percent of average number of contracts outstanding	6.15	%(2)	7.90%	8.59%	8.29%	8.31%	8.52%
Net charge-offs (1)	$145,380		$534,458	$549,073	$460,476	$282,692	$180,796
Net charge-offs as a percent of average principal amount outstanding (1)	6.00%	(2)	5.98%	7.41%	6.63%	5.31%	4.71%

(1)          Net charge-offs represent the principal balance in excess of the estimated net realizable value (or actual realized value in the case of sold vehicles) and exclude costs of repossession and liquidation. The subservicer pays monthly premiums for vendor’s single interest physical damage insurance policies with respect to auto loans securitized prior to 2005. This insurance covers all such financed vehicles for which the obligor’s insurance is no longer in effect. This premium includes an amount equal to the net claims filed with the insurer in the prior month. Net charge-offs exclude the amount of insurance claims received by the subservicer under these policies, which were approximately $1.4 million, $8.5 million, $17.9 million, $25.1 million, $10.9 million and $2.7 million for the periods ended March 31, 2005, December 31, 2004, December 31, 2003, December 31, 2002, December 31, 2001 and December 31, 2000, respectively. Vendor’s single interest physical damage insurance is voluntary and may be terminated by the subservicer at any time.

(2)          Annualized.

The seller expects that the delinquency, loss and repossession experience for the auto loans will be generally consistent with the information provided in the above tables. However, there is no assurance that delinquency, loss and repossession experience for auto loans in the future, or the experience of the trust, will be similar to that described above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks or vans.